CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of Royce Capital Fund and Shareholder of Royce Premier
Portfolio:

We consent to the reference to our Firm under the caption "Financial Highlights" in Post-Effective Amendment No. 3 to the Registration Statement of Royce Capital Fund on Form N-1A (File No. 333-1073) under the Securities Act of 1933 and Amendment No. 6 under the Investment Company Act of 1940 (File No. 811-07537). We further consent to the reference to our Firm under the headings "General Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


                              /s/ COOPERS & LYBRAND L.L.P.

                              COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 12, 1998